UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

19003 IH-10 West San Antonio, Texas	78257
(Address of principal executive offices)	(Zip Code)

(210) 918-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2023, NuStar Energy L.P. (the “Partnership”) entered into the First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement among NuStar Logistics, L.P. (“NuStar Logistics”), as borrower, the Partnership, NuStar Pipeline Operating Partnership L.P. (“NuPOP”), as subsidiary guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “First Amendment”). The First Amendment amends the Second Amended and Restated 5-Year Resolving Credit Agreement, dated as of January 28, 2022, among NuStar Logistics, the Partnership, NuPOP, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to, among other things: (1) extend the maturity date of the credit facility from April 27, 2025 to January 27, 2027 with the option to extend each year thereafter until January 27, 2029; (2) provide that NuStar Logistics demonstrate 15% pro forma liquidity prior to using any borrowings under the revolving credit facility to redeem certain unsecured indebtedness; (3) remove the cap on the available cash netting amount that may be used to reduce consolidated debt in calculating the consolidated debt coverage ratio; and (4) allow for the netting of interest income in calculating the interest coverage ratio.

Additionally, on June 29, 2023, the Partnership entered into a Seventh Amendment to Receivables Financing Agreement, by and among NuStar Finance LLC, as borrower, the Partnership, as initial servicer, PNC Bank, National Association, as administrative agent, and the other parties thereto (the “Receivables Financing Agreement Amendment”). The Receivables Financing Agreement Amendment amends the Receivables Financing Agreement dated as of June 15, 2015 (as amended from time to time) (the “Receivables Financing Agreement”) to extend the Scheduled Termination Date (as defined in the Receivables Financing Agreement) from January 31, 2025 to July 1, 2026.

The foregoing summaries of the First Amendment and the Receivables Financing Agreement Amendment are qualified in their entirety by the text of the First Amendment and the Receivables Financing Agreement Amendment, copies of which are filed as Exhibit 10.01 and 10.02, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On June 30, 2023, the Partnership redeemed 5,500,000 Series D Cumulative Convertible Preferred Units (“Series D Preferred Units”) at a redemption price of $31.88 per Series D Preferred Unit. The redemption was funded with borrowings under NuStar Logistics’s revolving credit facility. Following the redemption, 10,846,650 Series D Preferred Units remain outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.01
First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement, dated as of June 30, 2023, among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., Wells Fargo Bank, National Association, and the lenders party thereto.

10.02	Seventh Amendment to the Receivables Financing Agreement, dated as of June 29, 2023, among NuStar Finance LLC, NuStar Energy L.P. and PNC Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Date: June 30, 2023	By:	/s/ Steve Gilbert
Steve Gilbert
Vice President, Assistant General Counsel
and Corporate Secretary